UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 22, 2011
FPIC INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA (State or other jurisdiction of incorporation)	1-11983 (Commission File Number)	59-3359111 (IRS Employer Identification No.)
1000 Riverside Avenue, Suite 800
Jacksonville, Florida 32204
(Address of Principal executive offices, including Zip Code)
(904) 354-2482
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events.
     As previously disclosed, FPIC Insurance Group, Inc. (the “Company”) has entered into that certain Agreement and Plan of Merger, dated as of May 23, 2011 (the “Merger Agreement”), by and among The Doctors Company, a California domiciled reciprocal inter-insurance exchange (“TDC”), Fountain Acquisition Corp., a Florida corporation and a wholly owned subsidiary of TDC (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company and the Company will continue as the surviving corporation and a wholly owned subsidiary of TDC (the “Merger”). As previously disclosed, TDC filed the necessary application in connection with the Merger (Form A) with the Director of Insurance, Financial Institutions and Professional Registration, State of Missouri (the “Missouri Director”) on June 14, 2011. On August 22, 2011, TDC and the Company received notice that the Missouri Director has approved the Merger.
     The closing of the Merger remains subject to the terms and conditions set forth in the Merger Agreement, including the receipt of approvals from the insurance regulatory authorities of the States of Florida and Texas.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FPIC Insurance Group, Inc.
Date: August 23, 2011	By:	/s/ T. Malcolm Graham
		Name:	T. Malcolm Graham
		Title:	General Counsel and Secretary